Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of the Claymore/Guggenheim Strategic Opportunities Fund filed with the Securities and Exchange Commission in this Pre- Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-138686).

/s/ ERNST & YOUNG LLP

Chicago, Illinois
June 22, 2007